EXHIBIT 23.2

                      CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the GetThere.com, Inc. 1996 and 1999 Stock Incentive Plans of our report dated March 16, 2000, with respect to the consolidated financial statements and schedule of Sabre Holdings Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                         ERNST & YOUNG LLP

Dallas, Texas
October 16, 2000